Exhibit 10.1

Vertical Branding Enters into an Exclusive Licensing Agreement with P2F Holdings to Distribute the Company’s Products to Retailers

P2F Arrangement Cornerstone of Repositioning of Company in Concert with Restructuring of Certain Debt Obligations

Los Angeles, Calif. – May 11, 2009 — Vertical Branding, Inc. (OTC BB: VBDGE) announced today that it has entered into an exclusive agreement with P2F Holdings, a privately-held distributor based in Seal Beach, CA.  The agreement provides P2F, through its newly formed subsidiary Milen, with exclusive rights to manufacture, market and sell Vertical Branding products to domestic brick and mortar retail accounts in exchange for the payment of royalties to Vertical Branding.  The Company will continue to market and sell its products directly to consumers through transactional marketing media such as television, Internet and print media, as well as wholesale to home shopping channels and networks and international distributors.  Vertical Branding expects to focus its future efforts on continuing to develop new and innovative products and direct response campaigns, for which Milen will have a first right of refusal for domestic retail distribution.

“Combining Vertical Branding’s proven track record for successfully developing, marketing and building brands for high-quality yet affordable household consumer products, with P2F’s established expertise in and capacity for retail distribution, presented a compelling strategic path forward for Vertical Branding at this time,” commented Nancy Duitch, CEO of Vertical Branding, Inc.  “This new relationship is expected to provide a better mechanism for servicing retail customers while allowing us to re-focus our energies on product development and marketing.  By converting the retail distribution aspects of our operations into a licensing and royalty-based business, we have been able to dramatically cut overhead, scale down our infrastructure and reduce the level of capital intensity of our business on this restructured basis.  I continue to be excited about the Company’s pipeline of new products and am equally enthused by P2F’s commitment to establish a new division focused singularly on Vertical Branding’s product portfolio.”

In addition to its agreement with P2F Holdings, the Company also announced that it has reached agreement with the holder of its senior subordinated convertible debentures on a restructuring of the Company’s obligations under the notes, including extension of the maturity date of the notes as well removal of the conversion feature.  Additional information concerning the restructure of the notes as well as the P2F agreement can be found in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission with respect to these transactions.

About Vertical Branding, Inc.

Vertical Branding is a consumer products company selling high-quality household products at affordable prices. The Company builds consumer awareness for its products and brands through direct response television, Internet and print advertising, with the goal of broader wholesale distribution to many of the country's largest retailers and drug chains as well as catalogs, home shopping channels and international distributors.

Vertical Branding develops its own proprietary products and brands and licenses the rights to other select products that pass its rigorous screening process. The Company's hottest-selling products and brands currently include MyPlace, SteamBuddy, Hercules Hook, Tool Band-It and ZorbEEZ.

Information Regarding Forward-Looking Statements

The information in this news release and other materials released by Vertical Branding from time to time include certain forward-looking statements that are based upon management's current expectations and assumptions and that are subject to various risks and uncertainties that can cause future results or events to differ materially from those projected or anticipated. Such statements, often identifiable by use of terms like "anticipate," "believe," "estimate," "expect," ""intend," "plan," and similar expressions, reflect only the current view of Vertical Branding with respect to their subject matter.  Some of the risks and uncertainties affecting Vertical Branding are contained in the sections of the Company’s periodic reports filed with the Securities and Exchange Commission entitled "Risk Factors" and include things like our ability to adequately finance our operations, our dependence upon third parties to supply our products and provide other services, our dependence upon major retail chains for sale of our products, compliance with the Section 404 of the Sarbanes-Oxley Act of 2002, volatility and uncertainty related to trading in our stock, penny stock rules, and changes in government regulations.  Other risks and uncertainties include possible lack of consumer demand for our products, our ability to identify, develop and/or license new products with the attributes required to be successful in the ways in which we market and the channels through which we sell, and our ability to fund from operations or attract adequate financing to fully exploit product opportunities once developed and shown to be viable   Although Vertical Branding believes that the expectations reflected in the forward looking statements are reasonable, Vertical Branding cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Vertical Branding does not intend to update forward-looking statements to conform these statements to actual results.

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